Exhibit 10.18

HEXINDAI INC.
2016 EQUITY INCENTIVE PLAN
OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Option Agreement”), dated                    , by and between Hexindai Inc., an exempted company incorporated with limited liability under the Companies Law of the Cayman Islands (the “Company”), and                            (the “Participant”) evidences the option (the “Option”) granted by the Company to the Participant as to the number of the Company’s Ordinary Shares, par value US$0.0001 per share (the “Ordinary Shares”), first set forth below.

Number of Ordinary Shares:[1]	Vesting Commencement Date:
Award Date:	Expiration Date:[2]
Exercise Price per Share:[1] US$	Type of Option (for U.S. residents): Nonqualified Option

Vesting1,2  Subject to Section 2 of the Terms (as defined below), the Option shall become vested as to one third (1/3) of the total number of Ordinary Shares subject to the Option on the Vesting Commencement Date which shall be the later of the first anniversary of the Award Date or the closing date of a Qualified IPO.  Subject to Section 2 of the Terms, the Option shall become vested as to the remaining two thirds (2/3) of the total number of Ordinary Shares subject to the Option in two (2) substantially equal annual installments, with the first installment vesting on the second anniversary of the Award Date and the second installment vesting on the third  anniversary of the Award Date; provided that a Qualified IPO shall have occurred on or prior to the second anniversary of the Award Date.

The Option is granted under the Hexindai Inc. 2016 Equity Incentive Plan (the “Plan”).  The Option and all rights of the Participant under this Option Agreement are subject to the Terms and Conditions of the Option (the “Terms”) and the Exercise Agreement attached to this Option Agreement and to the Plan, all of which are incorporated herein by reference.  The Participant agrees to be bound by the terms of the Plan and this Option Agreement (including the Terms).  The Participant acknowledges having read and understood the Plan and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.  The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant.  Capitalized terms are defined in the Plan if not defined herein.  The Participant acknowledges receipt of a copy of the Option Agreement (including the Terms) and the Plan and agrees to maintain in confidence all information provided to him or her in connection with the Option.

[Signature page follows]

1                                           Subject to adjustment under Section 12 of the Plan.

2                                           Not more than 10 years.  Subject to early termination under Section 19 of the Plan.

“PARTICIPANT”	Hexindai Inc., an exempted company organized under the Companies Law of the Cayman Islands
By:
Signature	Its:	Authorized Representative

Print Name

Address

City, State, Zip Code

CONSENT OF SPOUSE

In consideration of the Company’s execution of this Option Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

TERMS AND CONDITIONS OF OPTION

1              Vesting; Limits on Exercise.  The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement.  The Option may be exercised only to the extent the Option is vested and exercisable.

(a)           Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

(b)           No Fractional Shares.  Fractional share interests shall be disregarded, but may be cumulated.

(c)           Minimum Exercise.  No fewer than one hundred (100) Ordinary Shares (subject to adjustment under Section 12(a) of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

(d)           Triggering Event.  Except as otherwise provided in Section 12(c) of the Plan regarding a Change in Control or as permitted by the Administrator in accordance with Applicable Law, this Option may not be exercised prior to the occurrence of a Triggering Event.

2              Continuance of Employment/Service Required; No Employment/Service Commitment.  The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 6 of these Terms or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Affiliates, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Affiliate, interferes in any way with the right of the Company or any Affiliate at any time to terminate such employment or service, or affects the right of the Company or any Affiliate to increase or decrease the Participant’s other compensation.

3              Leaves of Absence.  During any leave of absence approved by the Company, the vesting of the Option will be suspended if the Participant’s leave of absence exceeds thirty (30) days.  Vesting in the Option will resume when the Participant returns to service to the Company, its subsidiaries (“Subsidiaries”) or its affiliated entities (“Affiliates”).  The vesting schedule of the Option will be extended for the length of the suspension.  For avoidance of doubt, leave of absence does not include public holidays or annual vacation and sick days allotted to the Participant in accordance with the terms of the Participant’s employment.

4              Method of Exercise of Option.  The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

(a)           an executed Option Exercise and Ordinary Share Purchase Agreement (stating the number of Ordinary Shares to be purchased pursuant to the Option) in substantially the form attached hereto as Exhibit A or such other form as the Administrator may require from time to time (the “Exercise Agreement”);

(b)           payment in full for the Exercise Price of the shares to be purchased, in cash or by electronic funds transfer to the Company, or by certified or cashier’s check payable to the order of the Company (including, in each case, to satisfy a Prepayment Deposit), subject to such specific procedures or directions as the Administrator may establish;

(c)           any written statements or agreements required pursuant to Section 20 of the Plan; and

(d)           satisfaction of the tax withholding provisions of Section 15 of the Plan.

5              Cashless Exercise and Cash Settlement.

(a)           The Administrator also may, but is not required to, authorize a non-cash payment alternative specified below at or prior to the time of exercise.  In which case, the Exercise Price and/or applicable withholding taxes, to the extent so authorized may be paid in full or in part by delivery to the Company of:

(i)            Ordinary Shares already owned by the Participant, valued at their Fair Market Value on the exercise date; and/or

(ii)           if the Ordinary Shares are then registered under the Exchange Act or a similar statute in a jurisdiction other than the United States and listed or quoted on a recognized national or international securities exchange, irrevocable instructions to a broker to, upon exercise of the Option, promptly sell a sufficient number of Ordinary Shares acquired upon exercise of the Option and deliver to the Company the amount necessary to pay the Exercise Price (and, if applicable, the amount of any related tax withholding obligations) or any other consideration received by the Company under a formal broker-assisted (or other) cashless exercise program adopted by the Company in connection with the Plan; and/or

(iii)          a promissory note, to the extent permitted by Applicable Laws; and/or

(iv)          such other method or manner of payment as the Administrator may approve, to the extent permitted by Applicable Laws.

(b)           In addition, the Administrator may permit the exercise of the Option through either (i) a cash payment to the Participant equal to the excess, if any, of the Fair Market

Value of the aggregate number of Ordinary Shares for which the Option may be exercised over the aggregate exercise price thereof or (ii) the delivery of a number of Ordinary Shares for such portion of the Option which may be exercised calculated by dividing the amount determined pursuant to clause (i) by the Fair Market Value of the Ordinary Shares on the date of exercise.

6              Vesting and Exercise upon a Termination of Service.  Upon the termination of the Participant’s status as a Service Provider, for any reason, whether such termination is occasioned by the Participant or by the Company or any of its Affiliates (a “Termination of Service”):

(a)           prior to the occurrence of a Triggering Event, this Option (i) will immediately expire to the extent unvested, and (ii) the Participant shall have the opportunity to deposit with the Company an amount in cash (or cash equivalents such as a check or electronic funds transfer) equal to the Exercise Price per Share for each Share as to which the Option has vested and that the Participant may wish to purchase in the future.  Any such deposit (the “Prepayment Deposit”) must be made within twelve (12) months following Termination of Service due to death or Disability and three (3) months otherwise, with the Option expiring on the foregoing deadline to the extent the foregoing “Prepayment Condition” is not satisfied.  For the avoidance of doubt, the Participant may provide a Prepayment Deposit with respect to only a portion of the vested Option; provided, however, a Prepayment Deposit may be deposited only with respect to whole Ordinary Shares and the Participant may make only one Prepayment Deposit for the Option.

The Prepayment Deposit shall be credited to the Participant in the books and records of the Company, but the Company may use such amounts for any corporate purposes.  The Prepayment Deposit shall not bear any interest and shall be returned to the Participant within thirty (30) days of the Participant’s request in writing.  Upon any such request, the Option shall immediately expire and may no longer be exercised as to any of the covered Ordinary Shares.  The Participant shall have status as a general unsecured creditor of the Company with respect to the Prepayment Deposit.

To the extent the Prepayment Condition is satisfied, the Option shall remain outstanding until the earlier of (i) the expiration of the Triggering Event Exercise Period and (ii) the Expiration Date.  Notwithstanding the foregoing, in the event of Termination of Service due to death or Disability of the Participant within the three (3) month period preceding a Triggering Event, the periods referenced in the Triggering Event Exercise Period shall be extended to twelve (12) months.  In the event the Option expires and has not been exercised, the related Prepayment Deposit, if any, shall be promptly returned to the Participant.

(b)           Upon the Participant’s Termination of Service on or after the occurrence of a Triggering Event, this Option (i) will immediately expire to the extent unvested, and (ii) remain outstanding, to the extent vested, for twelve (12) months in the event of Termination of Service due to death or Disability and three (3) months otherwise; provided, however, that this Option shall terminate earlier upon the Expiration Date or as otherwise provided in the Plan, including pursuant to Section 12 thereof with respect to the dissolution or liquidation of the Company or a Change in Control.

7              Early Termination of Option.  The Option, to the extent not previously exercised, and all other rights in respect thereof, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:  (a) the termination of the Participant’s employment or service as provided in Section 6(d) of the Plan and Section 6 of these Terms, or (b) the termination of the Option pursuant to Section 12, 14 or 19 of the Plan.

8              Non-Transferability and Other Restrictions.  The Option and any other rights of the Participant under this Option Agreement or the Plan are non-transferable and exercisable during the Participant’s lifetime only by the Participant, other than by will or by the laws of descent and distribution.  Any Ordinary Shares issued on exercise of the Option are subject to substantial restrictions on transfer, and are subject to rights of first refusal and other rights in favor of the Company as set forth herein and in the Exercise Agreement.  The Participant will be entitled to any dividends on Ordinary Shares issued upon the exercise of the Option. The Participant hereby authorizes the Administrator or its nominee to hold all such Ordinary Shares for his or her benefit.

9              Securities Law Compliance.  The Participant acknowledges that the Option and the Ordinary Shares underlying the Option have not been registered under any securities act (including the Securities Act), as each may be amended from time to time.  The Participant, by executing this Option Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on applicable securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

(a)           The Participant is acquiring the Option and, if and when he/she exercises the Option, will acquire the Ordinary Shares solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of any applicable securities laws.

(b)           The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Ordinary Shares purchased upon exercise of the Option.  The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase Ordinary Shares.  However, in evaluating the merits and risks of an investment in the Ordinary Shares, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

(c)           The Participant is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Ordinary Shares to an amount in excess of the Exercise Price, and that any investment in the equity of a closely held entity such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

(d)           The Participant understands that any Ordinary Shares acquired on exercise of the Option will be characterized as “restricted securities” under the Securities Act, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Participant is familiar.

(e)           The Participant has read and understands the restrictions and limitations set forth in the Plan, this Option Agreement (including these Terms), and the Exercise Agreement, which are imposed on the Option and any Ordinary Shares underlying the Option which may be acquired upon exercise of the Option.

(f)            At no time was an oral representation made to the Participant relating to the Option or the purchase of Ordinary Shares and the Participant was not presented with or solicited by any promotional meeting or material relating to the Option or the underlying Ordinary Shares.

10           Lock-Up Agreement.  Neither the Participant nor any permitted transferee under the Plan may, directly or indirectly, offer, sell or transfer or dispose of any of the Ordinary Shares acquired upon exercise of the Option or any interest therein (or agree to do any thereof) (collectively, a “Transfer”) during the period commencing as of fourteen (14) days prior to and ending one hundred eighty (180) days, or such lesser period of time as the relevant underwriters may permit, after (a) the occurrence of a Qualified IPO or (b) the effective date of a registration statement for a firm commitment underwritten public offering of the Company’s Securities (a “Public Offering”) of which the Participant has notice.  For purposes of this Section 10, the term “Participant” includes, where the context so requires, any permitted direct or indirect transferee of the Participant.  The Participant shall agree and consent to the entry of stop transfer instructions with the Company’s transfer agent against the Transfer of the Company’s Securities beneficially owned by the Participant and shall confirm the limitations hereunder and under the Exercise Agreement by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form.  Notwithstanding anything else herein to the contrary, this paragraph shall not be construed so as to prohibit the Participant from participating in a registration or a public offering of the Ordinary Shares with respect to any shares which he or she may hold at that time, provided, however, that such participation shall be at the sole discretion of the Board.

11           Right of First Refusal.  The Company shall have a right of first refusal, as set forth below, to purchase the Ordinary Shares acquired by the Participant upon exercise of the Option before the Ordinary Shares (or any interest therein) can be validly transferred to any other person or entity.  For purposes of this Section 11, the term “Participant” includes, where the context so requires, any permitted direct or indirect transferee of the Participant.

(a)           Notice of Intent to Sell.  Before there can be a valid Transfer of any Ordinary Shares by the Participant, the Participant shall first give notice in writing to the Company, mailed or delivered in accordance with the notice provisions of Section 16, of his or her intention to Transfer such Ordinary Shares (the “Option Notice”).

The Option Notice shall specify the identity of the proposed transferee, the number of Ordinary Shares to be sold or transferred to the transferee, the price per Ordinary Share and the terms upon which such holder intends to make such Transfer.  If the payment terms for the Ordinary Shares described in the Option Notice differ from delivery of cash or a check at closing, the Company shall have the option, as set forth herein, of purchasing the Ordinary Shares for cash (or a cash equivalent) at closing in an amount which the Company determines is a fair value equivalent of the payment described in the Option Notice.  The determination of a fair value equivalent shall be made in the Company’s best judgment and such determination shall be mailed or delivered to the Participant (the “Company’s Notice”) within ten (10) days of the Company’s receipt of the Option Notice.  Should the Participant disagree with the Company’s determination of a fair value equivalent, he or she shall have the right (the “Retraction Right”) to retract the proposed Transfer to a third party and the offer of Ordinary Shares to the Company pursuant to the Option Notice (such retraction to be made in writing and mailed or delivered in accordance with the notice provisions of Section 16).  If the Participant again proposes to Transfer the Ordinary Shares, the Participant shall again offer such Ordinary Shares to the Company pursuant to the terms of this Section 11 prior to any Transfer.

(b)           Option to Purchase.  Subject to the Participant’s Retraction Right, during the 60-day period commencing upon receipt of the Option Notice by the Company (the “Option Period”), the Company shall have an option to purchase any or all of the Ordinary Shares specified in the Option Notice at the price offered therein or at such alternative price as set forth in the Company’s Notice in accordance with Section 11(a) (the “Right of First Refusal”).

(c)           Purchase of Shares.  Not more than thirty (30) days after receipt of the Option Notice, the Company shall give written notice to the Participant of the number of such Ordinary Shares to be purchased (or, if no Ordinary Shares are to be purchased, stating such fact) by the Company pursuant to the terms of this Section 11 (the “Purchase Notice”).  Purchases pursuant to this Section 11 shall be consummated within thirty (30) days after delivery of the Purchase Notice to the Participant, but in no event later than the expiration of the Option Period.  The purchase price shall be paid at the closing in cash, by check, by cancellation of money purchase indebtedness, or, if the payment terms set forth in the Option Notice differ from payment in cash or by check at closing, in accordance with the payment terms set forth in the Option Notice (or payment of the amount set forth in the Company’s Notice in cash, by cancellation of money purchase indebtedness, or by check).  The purchase price shall be paid against surrender by the Participant of a share certificate evidencing the number of Ordinary Shares specified in the Option Notice, with duly endorsed share powers.

(d)           Ability to Sell Unpurchased Shares.  Unless all of the Ordinary Shares referred to in the Option Notice are to be purchased as indicated in the Purchase Notice, the Participant may dispose of any Ordinary Shares referred to in the Option Notice that are not to be purchased by the Company to the person or persons specified in the Option Notice during a period of twenty (20) days commencing upon his or her receipt of the Purchase Notice; provided, however, that (i) any such person specified in the Option Notice is not a person listed under Exhibit A hereto, (ii) the Participant shall not Transfer such Ordinary Shares at a lower price or on terms more favorable to the Participant or transferee than those specified in the Option Notice and (iii) the Participant shall not Transfer such Ordinary Shares to a person other than the person or persons specified in the Option Notice; and, provided, further, that such Transfer is consistent with the other provisions and limitations of the Plan, this Option Agreement (including these Terms), and the Exercise Agreement.  If the Transfer is not consummated within such twenty (20) day period, the Participant shall again offer such Ordinary Shares to the Company pursuant to the terms of this Section 11 prior to any Transfer to the same or any other person.

(e)           Assignment.  Notwithstanding anything to the contrary, the Company may assign any or all of its rights under this Section 11 to one or more shareholders of the Company.

(f)            Termination of Right of First Refusal.  The Company’s Right of First Refusal shall terminate upon the occurrence of a Triggering Event.

(g)           No Shareholder Rights Following Repurchase.  If the Participant (or any permitted transferee) holds Ordinary Shares as to which the Right of First Refusal has been exercised (in connection with the termination of the Participant’s employment or otherwise), the Participant shall be entitled to payment in accordance with the provisions of this Section 11, but (unless otherwise required by Applicable Law) shall no longer be entitled to participation in the Company or other rights as a shareholder with respect to the shares subject to the repurchase.  To the maximum extent permitted by law, the Participant’s rights following the exercise of the Right of First Refusal shall, with respect to the repurchase and the Ordinary Shares covered thereby, be solely the rights that he or she has as a general creditor of the Company to receive payment of the amount specified in this Section 11.

(h)           No Transfer to Competitors.  Notwithstanding anything to the contrary, the Participant shall not transfer any shares to any person or entity listed under Exhibit B hereto or any Affiliate thereof; the Company shall not transfer any shares it purchases pursuant to this Section 11 to any person or entity listed under Exhibit B hereto or any Affiliate thereof.

12           Withholding of Taxes.  To the extent required by Applicable Law, the Company has the authority to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state, local and foreign taxes (including the Participant’s tax obligation) required by Applicable Law to be withheld with respect to any taxable event arising from the grant of the Option.  At the Company’s election, the Participant may satisfy his or her tax obligation, in whole or in part, by either: (a) electing to have the Company withhold Ordinary Shares otherwise to be delivered with a Fair Market Value (as defined in the Plan) equal to the tax withholding obligation; (b) surrendering to the Company previously owned Ordinary Shares with a Fair Market Value equal to the tax withholding obligation; (c) allowing the Company to withhold the amount of the tax withholding obligation from the Participant’s cash compensation; or (d) paying the amount of the tax withholding obligation directly to the Company in cash.  If the Administrator determines that the Participant has not satisfied or performed his or her tax obligations, then the Administrator has the right, but not the obligation, to suspend the vesting of the Option (the “Suspended Period”) commencing upon the Participant’s failure or default until such time the Participant has fully satisfied or performed such tax obligations.  For the avoidance of doubt: (i) the Administrator has discretion in determining whether or not the Participant has satisfied or performed, fully or otherwise, his or her tax obligations; and (ii) after the vesting suspension is lifted, the time at which the specific number of Ordinary Shares underlying the Option may otherwise vest under the original vesting schedule shall be postponed, in each case, by the same number of days that elapse during the Suspended Period.

13           Voluntary Participation.  The Participant’s participation in the Plan is voluntary.  The value of the Option is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any.  As such, the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided.

14           Discretionary Option.  This Option is granted under and governed by the terms and conditions of the Plan.  The Participant acknowledges and agrees that the Plan is discretionary in nature and may be amended, canceled, or terminated by the Administrator, in its sole discretion, at any time.  The grant of the Option under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of Ordinary Shares or benefits in lieu of Ordinary Shares in the future.  Future awards of an Option, if any, will be at the sole discretion of the Administrator, including, but not limited to, the timing of the award, the number of shares and vesting provisions.  The Plan has been introduced voluntarily by the Company and in accordance with the provisions of the Plan may be terminated by the Administrator at any time.  By execution of this Agreement, the Participant consents to the provisions of the Plan and this Agreement.

15           Adjustments.  The Participant hereby acknowledges and confirms that in the event the Company decides to implement any other actions affecting any of its Ordinary Shares, including share splits, reverse splits, spin-offs, combinations, exchanges or distribution of unusual/nonrecurring large dividends after the date of this Agreement, (i) the number of Ordinary Shares underlying this Option grant may be subject to adjustments in accordance with such actions and (ii) the Administrator shall have the sole discretion to make such adjustments.

16           Notices.  Any notice required or permitted pursuant to this Option Agreement or the Exercise Agreement shall be given in writing and shall be given either personally or by sending it by an internationally-recognized express courier service, fax, or electronic mail to the following applicable address:  (i) if to the Company, at its principal executive office to the attention of the Secretary, or (ii) if to the Participant, at the Participant’s last address reflected in the Company’s payroll records (or, in each case, at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Option Agreement given in accordance with this Section).  Where a notice is sent by an internationally-recognized express courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by express service through such service a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of three (3) days after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

17           Entire Agreement.  This Option Agreement (including these Terms and together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Sections 15 and 19 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

18           Satisfaction of All Rights to Equity.  The Option is in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Company or any of its Affiliates, or otherwise) to receive (1) options or share awards with respect to the Securities of the Company or any of its Affiliates, and/or (2) any other equity or derivative security in or with respect to the Company or any of its Affiliates.  This Option Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters.  The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Company or any of its Affiliates.  Notwithstanding the foregoing, this Section 18 shall not adversely affect the Participant’s rights under any prior option or share award agreement under the Plan (provided such agreement is expressly labeled as an option or share award agreement under the Plan and is similar in form to this Option Agreement) which has been signed by an authorized officer of the Company.

19           Governing Law; Construction.  This Option Agreement and the Exercise Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands without regard to conflict of law principles thereunder.  The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel.  The language of all parts of the Plan, this Option Agreement (including these Terms) and the Exercise Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

20           Limited Rights.  Until the Option is exercised and Ordinary Shares are issued and allotted to the Participant, the Participant has no rights as a shareholder of the Company with respect to the Option as set forth in Section 6(d) of the Plan.  The Option does not place any limit on the corporate authority of the Company.

21           Arbitration.  Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through arbitration. A dispute may be submitted to arbitration upon the request of either party with written notice to the other party (the “Notice”). The arbitration shall be conducted in Singapore under the Singapore International Arbitration Centre (the “Centre”). There shall be a single arbitrator. If the parties do not agree on the nomination of an arbitrator within thirty (30) days after the delivery of the Notice to the other party, the appointment shall be made by the Secretary General of the Centre. The arbitration proceedings shall be conducted in English.

23           Severability.  If the arbitrator or a court of competent jurisdiction determines that any portion of this Option Agreement, the Plan, or the Exercise Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement, the Plan, or the Exercise Agreement, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement, the Plan, and the Exercise Agreement which do not violate any statute or public policy shall continue in full force and effect.  Furthermore, it is the parties’ intent that any court order striking any portion of this Option Agreement, the Plan, and/or the Exercise Agreement should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

24           PRC Compliance.  Notwithstanding anything to the contrary in this Option Agreement, with respect to any Participant who is a PRC citizen or resident in China, or otherwise, as the Administrator in its sole discretion may determine, may be deemed as a “domestic resident” as defined in the Circular No. 75 (and/or such successor circular, the “SAFE Circular”) issued by the State Administration of Foreign Exchange of the People’s Republic of China (the “PRC”) on October 21, 2005 (a “PRC Participant”) and as supplemented by that certain implementing rule issued by the State Administration of Foreign Exchange of the PRC on May 31, 2007 (known as Notice 106), the Option shall become exercisable only upon the receipt of written confirmation from the PRC Participant, or counsel to the Company, in form and substance reasonably satisfactory to the Administrator that

(a)           (i) such PRC Participant is not subject to the registration or other compliance requirements of the SAFE Circular, or (ii) such PRC Participant (X) is subject to such registration and compliance requirements of the SAFE Circular and (Y) has fully complied with such registration and compliance requirements of the SAFE Circular; and

(b)           the exercise of the Option by the PRC Participant will not violate any Applicable Laws or regulations of the PRC and will not subject the Participant or the Company to any filing or registration with, or obtain any approval or permit from, any PRC governmental or regulatory authorities (the “PRC Compliance”) which, as the Administrator may determine in its sole discretion, would be unreasonably burdensome on the Company or is likely to have a material adverse effect on the Company’s business, operations or prospects.

The PRC Participant shall have executed a Power of Attorney in substantially the form attached hereto as Exhibit C (or in such form and substance as may be required by the then applicable PRC laws or regulations and is determined by the Administrator as reasonably satisfactory to the Company) authorizing the Company (or any representative designated by the Company) to take such actions and execute such instruments on behalf of such PRC Participant in the event where such PRC Compliance is required, and the PRC Participant agrees to take, or cause to be taken, any additional actions and execute any additional instruments as may be requested by the Company to ensure such compliance.

In addition, notwithstanding anything else contained herein to the contrary, the Administrator may, at its discretion, limit the method of Option exercise to a cashless method for such PRC Participant for purpose of such PRC Compliance in accordance with Section 5(b) of these Terms.  Such discretion includes and is not limited to the required exchange of proceeds by the Administrator into Renminbi for transmittal to such PRC Participant, deductions for fees associated with the exchange, and deductions for PRC taxes, as may be necessary to comply with the applicable PRC foreign exchange and tax regulations.

25           Personal Data.  The Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph.  The Company and the Participant’s employer hold certain personal information, including the Participant’s name, home address and telephone number, date of birth, national ID card number, social security number or other employee tax identification number, salary, nationality, job title and any shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (the “Data”).  The Company and the Participant’s employer may transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in Singapore, Thailand, Philippines, Vietnam, China or elsewhere.  The Participant hereby authorizes these recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Ordinary Shares on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Ordinary Shares acquired pursuant to the Plan.  The Participant may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan.

26           Sections 409A and 457A.  Notwithstanding other provisions of the Plan or this Agreement, no Option or any rights therein may be granted, deferred, accelerated, extended, paid out or modified under this Option Agreement in a manner that would result in the imposition of an additional tax under Section 409A or Section 457A of the Code upon the Participant.  In the event that it is reasonably determined by the Board or, if delegated by the Board to the Administrator, by the Administrator that, as a result of Section 409A of the Code, payments or any other rights in respect of the Option may not be granted at the time contemplated by the terms of the Plan or this Option Agreement, as the case may be, without causing the Participant holding the Option to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment or grant such rights on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.  The Company will use commercially reasonable efforts to implement the provisions of this Section 22 in good faith; provided, however, that neither the Company, the Administrator nor any of the Company’s Employees, Directors or representatives will have any liability to the Participant with respect to this Section 22.

(Remainder of Page Intentionally Left Blank)

EXHIBIT A

HEXINDAI INC.
SHARE INCENTIVE PLAN
OPTION EXERCISE AND ORDINARY SHARE
PURCHASE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Option Agreement dated as of                      (the “Exercise Agreement”) under the Hexindai Inc. 2016 Equity Incentive Plan (the “Plan”), as follows:

•                                          the Purchaser hereby irrevocably elects to purchase                   Ordinary Shares, par value US$0.0001 per share (the “Shares”), of Hexindai Inc. , an exempted company organized under the Companies Law of the Cayman Islands (the “Company”), and

•                                          such purchase shall be at the price of US$                   per share, for an aggregate amount of US$                   (subject to applicable withholding taxes pursuant to Section 15 of the Plan).

Capitalized terms are defined in the Plan if not defined herein.

1.             Delivery of Share Certificate.  The Purchaser requests that a certificate representing the Shares be registered and delivered to:                                                                                                                                                       .

The Purchaser hereby acknowledges and confirms that the Shares purchased hereunder may be, at the sole discretion of the Company, issued to and registered under the name of an entity for and on behalf of the Purchaser and designated by the Company.

In lieu of delivery of certificates or entry in the register of the Company’s members representing the Shares purchased hereunder, the Company may, at the sole discretion, deliver any other consideration under a formal broker-assisted (or other) cashless exercise program adopted by the Company in connection with the Plan.

2.             Investment Representations.  The Purchaser acknowledges that the sale of the Shares by the Purchaser is restricted by applicable securities laws and regulations (for example, Securities and Exchange Commission Rule 701).  The Purchaser hereby affirms as made as of the date hereof the representations in Section 9 of the “Terms and Conditions of Option” (which are attached to and a part of the Option Agreement, the “Terms”) and such representations are incorporated herein by this reference.  The Purchaser represents that he/she has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price for the Shares.

The Purchaser also understands and acknowledges (a) that the Company has no obligation to register the Shares or file any registration statement under the applicable securities laws, and (b) that the Company may cause the legend set forth below or legends substantially equivalent thereto to be placed upon any certificate(s) representing ownership of the Shares:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED SHARE AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

3.             Limitation on Disposition and Other Restrictions.  The Shares are subject to and the Purchaser hereby agrees to the following terms and conditions of the sale of the Shares to the Purchaser:

(a)           any transfer of the Shares must comply with the restrictions on transfer set forth in  the Plan, the Terms and all Applicable Laws;

(b)           the Shares are subject to, and following any otherwise permitted transfer of the Shares, the Shares shall remain subject to and the transferee shall be bound by, the transfer restrictions set forth in Section 8 of the Terms, the lock-up provisions set forth in Section 10 of the Terms, the Company’s right of first refusal set forth in Section 11 of the Terms, the share legend requirements of Section 2 of this Exercise Agreement, the foregoing provisions of this Section 3, and the arbitration provisions of Section 21 of the Terms; and

(c)           as a condition to any otherwise permitted transfer of the Shares, the Company may require the transferee to execute a written agreement, in a form acceptable to the Administrator, that the transferee acknowledges and agrees to the foregoing terms and restrictions imposed on the Shares.

4.             Plan and Option Agreement.  The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement (including the Terms), both of which are incorporated herein by this reference.  If a conflict or inconsistency between the terms and conditions of this Option Exercise and Ordinary Share Purchase Agreement (this “Exercise Agreement”) and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern.  The Purchaser acknowledges receipt of a copy of all documents referenced herein and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.  Any controversy or claim arising out of or relating to this Exercise Agreement shall be submitted to arbitration in accordance with Section 21 of the Terms, and Cayman Islands law shall apply as provided in Section 19 of the Terms.

5.             Entire Agreement.  This Exercise Agreement, the Option Agreement (including the Terms), and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan, the Option Agreement and this Exercise Agreement may be amended pursuant to Section 19 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof or of the Option Agreement in writing to the extent such waiver does not adversely affect the interests of the Purchaser hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

“PURCHASER”	ACCEPTED BY:

Hexindai Inc., an exempted company organized under the
Signature	Companies Law of theCayman Islands
By:
Its:
Print Name

(To be completed by the company after the price (including
Date	applicable withholding taxes), value (if applicable) and receipt of funds is verified.)

EXHIBIT B3

3                                           NTD:  Include list of competitors to whom Transfer is prohibited.

EXHIBIT C

Power of Attorney

Principal:	Name:

ID Card No.:

Address:

Postal Code:

Telephone:

Attorney:	Address:

Postal Code:

Telephone:

The Principal intends to exercise the options granted to him/her under the Stock Option Incentive Plan of [name of the Offshore Company] (an exempted company incorporated under the laws of the Cayman Islands; the “Offshore Company”) adopted on [date], as amended from time to time (the “Plan”).  Subject to satisfaction of the applicable conditions set forth in the Plan and upon exercise of all or part of the options to which the Principal is entitled that have become due, the Principal will acquire            common shares in the Offshore Company.  The Principal hereby authorizes the Attorney to complete on behalf of the Principal the foreign exchange registration procedures in relation to the Principal’s exercise of the options as described above.

The powers granted to the Attorney hereunder shall be: to the extent related to the completion of the proposed foreign exchange registration, to submit applications, complete the procedures in relation to the making of declarations, admissions, modifications and waivers, receive relevant notices, certificates, materials, etc., and handle any other relevant matters.

Principal:	(signature)

Dated: